EXHIBIT 10.6







                          SUPPLEMENTAL RETIREMENT PLAN

                             OF GENERAL MILLS, INC.

















                                  Working Copy



                       As Amended Effective January, 1991,
                         November, 1991, December, 1992,
                            May, 1994, and June, 1996

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                          SUPPLEMENTAL RETIREMENT PLAN

                             OF GENERAL MILLS, INC.


Effective as of January 1, 1991, General Mills, Inc. hereby amends and restates the Supplemental Retirement Plan of General Mills, Inc. for the exclusive benefit of its employees, pursuant to authorization of the Board of Directors of General Mills, Inc. Additional amendments have been made since the date of the last restatement.


                                    ARTICLE I

                                  INTRODUCTION


         Section 1.1 Name of Plan. The name of the Plan is the "Supplemental Retirement Plan of General Mills, Inc." It is also referred to as the "Supplemental Plan" or the "Plan."


         Section 1.2 Effective Date. The effective date of the Plan is January 1, 1976. This Plan, except as may otherwise be specifically provided herein, shall not apply to Participants who separated from active service prior to January 1, 1991.

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                                   ARTICLE II

                                   DEFINITIONS


         Section 2.1 Base Plan shall mean a defined benefit pension plan sponsored by the Company, which is qualified under the provisions of Code
Section 401. With respect to any Participant in this Plan where, as of June 1, 1991, the sum of such individual's age and length of Company service equals or exceeds 65, Base Plan shall mean the provisions of such plan as were in effect on December 31, 1988, and benefits under this Plan shall be determined as if such provisions had continued in effect until the date of the Participant's termination or retirement from the Company. With respect to any Participant in this Plan where, as of June 1, 1991, the sum of such individual's age and Company service is less than 65, Base Plan shall mean the provisions of such Plan as are in effect on the date of such Participant's termination or retirement from the Company.


         Section 2.2 Board shall mean the Board of Directors of General Mills, Inc.

         Section 2.3 Change in Control occurs:

         (a) upon the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause
                  (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

         (b) if individuals who, as of a given date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or


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         (c)      upon the approval by the shareholders of the Company of a
                  reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities, (ii) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors or the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Upon approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


         Section 2.4 Code shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         Section 2.5 Company shall mean General Mills, Inc. and any of its subsidiaries or affiliated business entities as shall be authorized to participate in the Plan by the Board, or its delegate.

         Section 2.6 Compensation Committee shall mean the Compensation Committee of the Board.

         Section 2.7 Deferred Cash Award shall mean the cash amount deferred by an individual under any formal plan of deferred compensation sponsored by the Company. A Deferred Cash Award shall not include:

         (a)      any base salary which was deferred during calendar year 1986;

         (b) any interest or investment increment applied to the amount of the cash award which is deferred; or


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         (c)      any cash amount deferred by any person under any individual contract or arrangement with the Company or any of its subsidiaries or affiliated business entities.

         Section 2.8 ERISA shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         Section 2.9 Minor Amendment Committee shall mean the Minor Amendment Committee appointed by the Compensation Committee.

         Section 2.10 "Maximum Benefit" shall mean the maximum annual benefit payable in dollars permitted to be either accrued or paid to a participant of any Base Plan, as determined under all applicable provisions of the Code and ERISA, specifically taking into account the limitations of Code Sections 401(a)17 and 415, and any applicable regulations thereunder. It is specifically intended that the Maximum Benefit, as defined herein, shall take into account changes in the dollar limits under Code Sections 401(a)17 and 415, and benefits payable from this Plan and the Base Plan shall be adjusted accordingly. In addition, if a Base Plan limits the accrued benefits of any Participant by restricting the application of future changes in such dollar limits with respect to such Participant, benefits payable under this Plan shall nevertheless be determined on the full amount that would have been permissible absent such restrictions under the Base Plan.

         Section 2.11 Participant shall mean an individual who is a participant in the Company's Executive Incentive Plan or who is eligible to defer compensation under a formal deferred compensation program maintained by the Company, and who is:

         (a) an active participant in one or more Base Plans on and after January 1, 1976 and whose accrued benefits, determined on the basis of the provisions of such Base Plans without regard to the Maximum Benefit, would exceed the Maximum Benefit;

         (b) An individual with a Deferred Cash Award, which, if included as compensation under any Base Plans in which such individual is a participant, would result in a greater accrued benefit under the provisions of such Base Plans;

         (c) An active participant of the General Mills, Inc. Executive Incentive Plan who is entitled to a vested Pension under a Base Plan and who is involuntarily terminated prior to attainment of age 55, if the sum of such individual's age and length of company service at the date of termination equals or exceeds 75; or

         (d) An individual who participates in the Retirement Income Plan of General Mills, Inc., where the sum of such individual's age and length of Company service as of June 1, 1991 equals or exceeds 65, and who would have been entitled to a greater benefit under the provisions of the RIP at the time of his or her retirement from the Company had he or she not been considered a "highly compensated employee" for any period on or after January 1, 1989.

         An eligible individual shall remain a Participant under this Supplemental Plan until all amounts payable on his or her behalf from this Plan have been paid.

         Section 2.12 Defined Terms. Capitalized terms which are not defined herein shall have the meaning ascribed to them in the relevant Base Plan.


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                                   ARTICLE III

                                    BENEFITS


         Section 3.1 Effect of Retirement. Upon the Normal, Early, Late or Disability Retirement of a Participant, as provided under a Base Plan, such Participant shall be entitled to a benefit equal to the amount determined in accordance with the provisions of the Base Plan without regard to the limitations of the Maximum Benefit, including as compensation for purposes of such calculation any Deferred Cash Award (as if actually paid at the time of the award), reduced by the lesser of the Participant's actual accrued benefit under such Base Plan or the Maximum Benefit.

         In the event a Participant has accrued benefits under more than one Base Plan, the provisions of the Base Plan from which the Participant retires as an Active Participant shall be used to determine the total benefits payable without regard to the Maximum Benefit.

         If the Participant received a partial prepayment as described in
Section 3.10, benefits payable under this Section shall be adjusted as provided in Section 3.11.

         Section 3.2 Spouse's Pension. Upon the death of a Participant whose surviving spouse is eligible for a Spouse's Pension under a Base Plan, such surviving spouse shall be entitled to a benefit under this Supplemental Plan, determined in accordance with the provisions of the Base Plan without regard to the limitations of the Maximum Benefit, and including as compensation for purposes of such calculation any Deferred Cash Award (as if actually paid at the time of the award), reduced by the lesser of the actual Spouse's Pension payable under such Base Plan or the Maximum Benefit.

         In the event a Participant had accrued benefits under more than one Base Plan, the provisions of the Base Plan under which the Participant was accruing benefits as an Active Participant shall be used to determine the total benefits payable without regard to the Maximum Benefit.

         If the Participant received a partial prepayment as described in
Section 3.10, benefits payable under this Section shall be adjusted as provided in Section 3.11.

         Section 3.3 Effect of Termination Prior to Retirement Eligibility. If a Participant terminates employment with the Company and is entitled to a Vested Deferred Pension under a Base Plan, such Participant shall be entitled to a benefit equal to the amount determined in accordance with the provisions of the Base Plan without regard to the limitations of the Maximum Benefit, including as compensation for purposes of such calculation any Deferred Cash Award (as if actually paid at the time of the award), reduced by the lesser of the Participant's actual accrued benefit under such Base Plan or the Maximum Benefit.

         In the event a Participant has participated in more than one Base Plan, the provisions of the Base Plan under which the Participant was accruing benefits as an Active Participant at the time of such separation from service shall be used to determined the total amount of benefit payable without regard to the Maximum Benefit.

         If the Participant received a partial prepayment as described in
Section 3.10, benefits payable under this Section shall be adjusted as provided in Section 3.11.


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         Section 3.4 Benefits Prior to Separation from Service. Prior to a
Participant's separation from service due to Retirement, termination or death, benefits shall accrue under this Supplemental Plan, based on the Participant's actual accrued benefit under a Base Plan or Plans, the Maximum Benefit and Deferred Cash Awards, if any. A Participant's benefit under this Supplemental Plan may increase or decrease, before or after Retirement or termination, as a result of changes in the formula under any Base Plan, the Maximum Benefit, or changes in the earnings used to calculate benefits under a Base Plan formula.

         Any benefit accrued under this Supplemental Plan as a result of a Participant's Deferred Cash Award shall be payable only if, and to the extent that on the date of his or her termination of employment, both of the following conditions are satisfied:

         (a) The Participant has a vested accrued benefit under the applicable Base Plan; and

         (b) A Deferred Cash Award was made during a year which is used in the calculation of Final Average Earnings under this Supplemental Plan on the date of termination.

         If the Participant received a partial prepayment as described in
Section 3.10, benefits payable under this Section shall be adjusted as provided in Section 3.11.

         Section 3.5 Effect of Involuntary Termination of EIP Participants Prior to Retirement Eligibility. In the event of the involuntary termination of an active Participant of the General Mills, Inc. Executive Incentive Plan, where the sum of such Participant's age and years of service with the Company equals or exceeds 75 at the date of termination, and who is entitled to a Vested Deferred Pension under a Base Plan, the provisions of this Section shall apply. Subject to the aggregate limits of Section 4.4, such Participant shall be entitled to receive benefits determined under this Section, in addition to any benefit provided under Section 3.3. Such additional benefits shall be in the form of a retirement supplement, calculated as the difference between an Early Retirement Pension under the provisions of such Base Plan and a Vested Deferred Pension under such Base Plan.

         If the Participant received a partial prepayment as described in
Section 3.10, benefits payable under this Section shall be adjusted as provided in Section 3.11.

         Section 3.6 Effect of Termination of the Retirement Income Plan of General Mills, Inc. In the event of the termination of the Retirement Income Plan of General Mills, Inc. (RIP) within five years after a Change in Control each Participant of the RIP whose benefits would then exceed the Maximum Benefit as a result of the changes required under Section 12.4 of the RIP shall be entitled to receive such excess benefits under the Supplemental Plan.

         Section 3.7 Form of Payment. Any benefit amount payable under the Supplemental Plan to a married Participant shall be adjusted and paid in the form of a joint and 100% to survivor annuity. Any benefit amount payable under the Supplemental Plan to an unmarried Participant shall be paid in the form of a single life annuity. Notwithstanding the above, a married Participant may request, subject to the approval of the Minor Amendment Committee, to have such benefit amounts adjusted and paid as a joint and 50% to survivor annuity or as a single life annuity. Further, any Participant may request, subject to the approval of the Minor Amendment Committee, that any benefit amount be paid in a single sum payment in cash, effective as of the first day monthly benefits would otherwise begin. Any request for an alternate form of benefit that is granted may be made at any time before benefits would otherwise begin. The Minor Amendment Committee may approve or reject any such request in its sole discretion. Any joint and survivor annuity shall be the actuarial equivalent of a single life annuity based on the


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following factors, determined using the ages of the Participant and spouse on the effective date of the payment:

         (a) For benefits commencing after January 1, 1989. The formula for the joint and 100% to survivor factor is:

                           .868 + .005 (65 - X) + .005 (Y - X), where X is equal
                           to the Participant's age and Y is equal to the age of the spouse.

                  The formula for the joint and 50% to survivor factor is:

                           .928 + .003 (65 - X) + .003 (Y - X), where X is equal
                           to the Participant's age and Y is equal to the age of the spouse.

         (b) For benefits commencing on or before January 1, 1989. The formula for the joint and 100% to survivor factor is:

                           .815 + .007 (63 - X) + .007 (Y - X), where X is equal
                           to the Participant's age and Y is equal to the age of the spouse.

                  The formula for the joint and 50% to survivor factor is:

                           .898 + .004 (63 - X) + .004 (Y - X), where X is equal
                           to the Participant's age and Y is equal to the age of the spouse.

For the purpose of calculating any lump sum payment, the interest rate used shall be the immediate annuity interest rate determined by the Pension Benefit Guaranty Corporation as in effect on the first day of the year in which a distribution is to be made.

         Section 3.8 Time of Payment. The payment of benefits determined under the provisions of the Supplemental Plan shall commence on the first day of the month coincident with or next following the date upon which a Participant (or surviving spouse) first becomes eligible to commence receiving benefits under the Base Plan or Plans, regardless of the time benefits actually commence under the Base Plan. Notwithstanding any other provisions of the Supplemental Plan to the contrary, the Minor Amendment Committee may, in its sole discretion, direct that payments be made before such payments are otherwise due, if, for any reason (including but not limited to, a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, or a decision by a court of competent jurisdiction involving a Participant or Beneficiary), it believes that a Participant or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable under the Supplemental Plan before they are to be paid. In making this determination, the Minor Amendment Committee shall take into account the hardship that would be imposed on the Participant or Beneficiary by the payment of federal income taxes under such circumstances.

         Section 3.9 Effect of Changes in the Maximum Benefit. In the event the dollar amount of the Maximum Benefit increases as a result of federal legislation, the benefits of any Participant payable under the Supplemental Plan, whether or not in pay status, shall be recalculated to take into account the higher Maximum Benefit payable from the applicable Base Plan. If payments have already commenced under the provisions of the applicable Base Plan and the Supplemental Plan, benefit amounts under both Plans shall be adjusted to reflect the higher Maximum Benefit, by increasing the amount paid under the Base Plan and decreasing the amount paid under the Supplemental Plan, as soon as administratively possible after such a change. Notwithstanding the above, if a Base Plan is terminated, no adjustments shall be made to benefits payable under the


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Supplemental Plan with respect to changes in the Maximum Benefit after the date of termination of the Base Plan.

         Section 3.10 Partial Prepayment. Notwithstanding any other provisions of this Supplemental Plan, partial prepayment of benefits due under this Supplemental Plan may be made from time to time, pursuant to amendments to this Section. Prepayments so authorized are described as follows:

(a)      (1)      The first prepayment was authorized to be made in January,
                  1988 to those active Participants who, on December 31, 1987, had earned vested accrued benefits under one or more Base
                  Plans equal to the Maximum Benefit then in effect, payable at December 31, 1987, or age 55, if later.

         (2) The second prepayment was authorized to be made on or after October, 1988 and before December 31, 1988, to those active Participants who had earned vested accrued benefits under one or more Base Plans, when projected to December 31, 1988, equal to the Maximum Benefit then if effect, payable at December 31, 1988, or age 55, if later.

         (3) The third prepayment was authorized to be made in December, 1989, to those active Participants who, if the Base Plans had continued in effect through December 31, 1989 as in effect on December 31, 1988, would have earned vested accrued benefits under such Base Plans equal to the Maximum Benefit then in effect, payable at January 1, 1990, or at age 55 if later.

         (4) The fourth prepayment was authorized to be made in October, 1990, to those active Participants who, if the Base Plans had continued in effect through December 31, 1990, as in effect on December 31, 1988, would have earned vested accrued benefits under such Base Plans equal to the Maximum Benefit then if effect, payable at January 1, 1991, or at age 55 if later.

         (5) The fifth prepayment was authorized to be made in December, 1991, to those active Participants who had earned vested accrued benefits under one or more Base Plans, when projected to December 31, 1991, equal to the Maximum Benefit then in effect, payable at December 31, 1991, or age 55, if later, but only to the extent that, when estimated benefits payable at each Participant's normal retirement age were projected, the Participant's additional benefits payable from this Plan at such normal retirement date were equal to or greater than zero.

         (6) The sixth prepayment was authorized to be made in December, 1992, to those active Participants who had earned vested accrued benefits under one or more Base Plans, when projected to December 31, 1992, equal to the Maximum Benefit then in effect, payable at December 31, 1992, but only to the extent that, when estimated benefits payable at each Participant's normal retirement age (or announced early retirement age, if earlier) were projected, the Participant's additional benefits payable from this Plan at such retirement date were equal to or greater than zero.

(b) For such Participants identified in (a) above, who were eligible for a Normal or Early Retirement under the applicable Base Plans as of the stated dates, a monthly benefit payable under this Supplemental Plan is calculated as if (i) retirement actually occurred on the stated date, and (ii) the benefits payable under the applicable Base Plans were paid under the normal form of payment provided in such Base Plans. The resulting benefit payable under the provisions of this Supplemental Plan shall be calculated as if payable in the form of an annuity for the life of such Participant.


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(c)      For such Participants who are participating in the Company's Executive
         Incentive Plan but are not eligible for a Normal or Early Retirement under the applicable Base Plans as of the stated date, a monthly benefit payable under this Supplemental Plan is calculated under the provisions of Section 3.5 as if (i) such a Participant's involuntary termination occurred as of the stated date, and (ii) the benefit payable under the applicable Base Plans is paid under the normal form of payment provided in such Base Plans. The resulting benefit payable under the provisions of this Supplemental Plan shall be calculated as if payable in the form of an annuity payable for the life of such Participant.

(d) The present value of the monthly benefits payable under this Supplemental Plan as calculated above shall be based on the immediate annuity interest rates determined by the Pension Benefit Guaranty Corporation as in effect on the January 1 of the year of any such authorized prepayment.

(e) In the event the Compensation Committee, or its delegate, believes that payment of the entire present value of any amounts calculated pursuant to this Section may result in an overpayment of amounts that would have been payable under this Supplemental Plan upon the actual retirement or separation from service of any of such Participants, without regard to the provisions of this Section, the Compensation Committee, or its delegate, shall reduce the amount of the single sum payment as the Compensation Committee, or its delegate, in its sole discretion, deems appropriate.

         Section 3.11 Adjustment for Prepayment. With respect to any Participant who received a prepayment of benefits under Section 3.10 above, the benefits due upon Retirement, separation or death under Sections 3.1, 3.2, 3.3, 3.4 or 3.5, or a subsequent prepayment of benefits due under Section 3.10, shall be adjusted to reflect the prepayment of benefits in the following manner:

         (a) The monthly benefit payable under the applicable section shall be calculated first without regard to prepayment, under a life only form of payment.

         (b) The offset for each prepayment shall be calculated based on a lump sum future value of the amount of the prepayment. Such amount will be calculated using the time period from the stated date as of which the prepayment was calculated to the date of the Participant's retirement, separation, subsequent payment date, or death, and an annual interest rate equal to 66.2% of the immediate annuity interest rate used to calculate the lump sum value of such prepayment, on the after-tax value of the prepayment. The after-tax value of the prepayment shall be based on an effective annual tax rate of 33.8%. This same rate shall be used to compute a before-tax value for offset purposes. The resulting lump sum future value is to be converted to a life annuity figure using the 1983 Group Annuity Mortality table for males.

         (c) The result in (b) above shall be subtracted from (a) above after both figures have been adjusted for the appropriate form of benefit selected by the Participant (or spouse, in the event of the Participant's death). The result shall be the additional benefit remaining, if any, to be paid from this Supplemental Plan. In the event of multiple prepayments for such a Participant, the offset for each prepayment shall be calculated separately and applied to the benefit in (a) above in the order in which paid. In the event the amount (or amounts in the event of multiple payments) determined in (b) above is equal to the amount determined in (a) above, no additional benefits shall be payable under this Supplemental Plan. If the amount (or amounts in the event of multiple payments) determined in (b) above is greater than the amount determined in (a) above, the Company shall be entitled to recover the amount of any excess prepayments from the Participant and may withhold and retain


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                  sums which would otherwise be payable to the Participant under any other nonqualified plan of the Company in satisfaction of the excess prepayment.

         Section 3.12 Participants Formerly on Leave to General Mills Restaurants, Inc. Participants in this Plan (i) who were active participants in the Retirement Income Plan of General Mills, Inc. ("RIP") on "leave of absence status" to General Mills Restaurants, Inc. and (ii) whose leaves were canceled effective as of May 31, 1991, may be entitled to additional benefits under this Plan as described below. In addition to any benefits that such a Participant may be entitled to under the provisions of this Article III, this Plan shall also pay the difference, if any, between the total benefits the Participant is entitled to from the Base Plan in which he or she is participating at the time of termination and this Plan, and the total benefits the Participant would have been entitled to from the RIP and this Plan, had the Participant continued to participate in the RIP until the date of the Participant's termination of employment or Retirement.

         Section 3.13 Presidents of General Mills Restaurants, Inc. Participants in this Plan who were employed as Presidents of a General Mills Restaurants, Inc. division as of May 31, 1994, were not eligible for any benefit accrual under the terms of the Base Plan in which they participated for the period from January 1, 1989 through May 31, 1994. Benefits shall accrued under the terms of this Plan equal to the entire benefit which would have accrued to such individuals under the applicable Base Plan for this period. The form and timing of such payments shall be subject to all provisions of this Plan.


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                                   ARTICLE IV

                               PLAN ADMINISTRATION


         Section 4.1 Compensation Committee. The Supplemental Plan shall be administered by the Compensation Committee, and the Compensation Committee shall have full authority to interpret the Supplemental Plan. Such interpretations of the Compensation Committee shall be final and binding on all parties, including the Participants, their beneficiaries, surviving spouses and the Company.

         Section 4.2 Delegated Duties. The Compensation Committee shall have the authority to delegate the duties and responsibilities of administering the Supplemental Plan, maintaining records, issuing such rules and regulations as it deems appropriate, and making the payments hereunder to such employees or agents of the Company as it deems proper.

         Section 4.3 Amendment and Termination. The Board, or if specifically delegated, its delegate, may amend, modify or terminate the Supplemental Plan at any time, provided, however, that no such amendment, modification or termination shall adversely affect any accrued benefit under the Supplemental Plan to which a Participant, or the Participant's Beneficiary, is entitled under Article III prior to the date of such amendment or termination, and in which such Participant, or the Participant's Beneficiary, would have been vested if such benefit had been provided under the applicable Base Plan, unless the Participant, or the Participant's Beneficiary, becomes entitled to an amount equal to the cash value of such benefit under another plan, program or practice adopted by the Company. Notwithstanding the above, no amendment, modification, or termination which would affect benefits accrued under this Supplemental Plan prior to such amendment, modification or termination may occur after a Change in Control without the written consent of a majority of the Participants determined as of the day before such Change in Control. Each year the Compensation Committee shall notify, in writing, those individuals who have any accrued benefits under the Supplemental Plan.

         Section 4.4 Payments. The Company will pay all benefits arising under this Supplemental Plan and all costs, charges and expenses relating thereto. The benefits payable under this Supplemental Plan to each Participant shall not be greater that what would have been paid in the aggregate under the Base Plan (i) in the absence of federal limitations on benefit amounts, (ii) if amounts deferred had been paid to the Participant when earned, and (iii) with respect to
Section 3.5, the Participant had actually been eligible for Early Retirement under the Base Plan.

         Section 4.5 Arbitration.

         (a) Any controversy or claim arising out of or relating to this Plan, or any alleged breach of the terms or conditions contained herein, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein.

         (b) An award rendered in connection with an arbitration pursuant to this Section shall be final and binding and, judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

         (c) The forum for arbitration under this Plan shall be Minneapolis, Minnesota and the governing law for such arbitration shall be laws of the State of Minnesota.


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         (d)      Arbitration under this Section shall be conducted by a single arbitrator selected jointly by the Company and the Participant (the "Complainant"). If within thirty (30) days after a demand for arbitration is made, the Company and the Complainant are unable to agree on a single arbitrator, three arbitrators shall be appointed. Each party shall select one arbitrator and those two arbitrators shall then select a third neutral arbitrator which thirty (30) days after their appointment. In connection with the selection of the third arbitrator, consideration shall be given to familiarity with executive compensation plans and experience in dispute resolution between parties, as a judge or otherwise. If the arbitrators selected by the parties cannot agree on the third arbitrator, they shall discuss the qualifications of such third arbitrator with the AAA prior to selection of such arbitrator, which selection shall be in accordance with the Commercial Arbitration Rules of the AAA.

         (e) If an arbitrator cannot continue to serve, a successor to an arbitrator selected by a party shall be also selected by the same party, and a successor to a neutral arbitrator shall be selected as specified in subsection (d) of this Section. A full rehearing will be held only if the neutral arbitrator is unable to continue to serve or if the remaining arbitrators unanimously agree that such a rehearing is appropriate.

         (f) The arbitrator or arbitrators shall be guided, but not bound, by the Federal Rules of Evidence and by the procedural rules, including discovery provisions, of the Federal Rules of Civil Procedure. Any discovery shall be limited to information directly relevant to the controversy or claim in arbitration.

         (g) The parties shall each be responsible for their own costs and expenses, except for the fees and expenses of the arbitrators, which shall be shared equally by the Company and the Complainant.

         Section 4.6 Non-Assignability of Benefits. Neither any benefit payable hereunder nor the right to receive any future benefit payable under the Supplemental Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Supplemental Plan of the person affected may be terminated by the Compensation Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

         Section 4.7 Applicable Law. All questions pertaining to the construction, validity and effect of the Supplemental Plan shall be determined in accordance with the laws of the United States and the laws of the State applicable to the Base Plan covering the Participant.

         Section 4.8 Supplemental Benefits Trust. The Company has established a Supplemental Benefits Trust with Norwest Bank Minneapolis, N.A. as Trustee to hold assets of the Company under certain circumstances as a reserve for the discharge of the Company's obligations under the Supplemental Plan and certain other plans of deferred compensation of the Company. In the event of a Change in Control as defined in Section 2.3 hereof, the Company shall be obligated to immediately contribute such amounts to the Trust as may be necessary to fully fund all benefits payable under the Supplemental Plan. Any Participant of the Supplemental Plan shall have the right to demand and secure specific performance of this provision. The Company may fund the Trust in the event of the occurrence of a Potential Change in Control as determined by the Finance Committee of the Board. All assets held in the Trust remain subject only to the claims of the Company's general creditors whose claims against the Company are not satisfied because of the


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


Company's bankruptcy or insolvency (as those terms are defined in the Trust Agreement). No Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trust before the assets are paid to the Participant and all rights created under the Trust, as under the Supplemental Plan, are unsecured contractual claims of the Participant against the Company.


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